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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

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        May 24, 2002

Dear Stockholder:

        We invite you to attend our annual meeting of the stockholders of VantageMed Corporation to be held on Wednesday, June 19, 2002, at 9:00 a.m. local time, at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission and a letter to shareholders are also enclosed for your information. At the annual meeting, management will review the Company's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

Richard M. Brooks Chairman of the Board and Chief Executive Officer

VANTAGEMED CORPORATION
3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 19, 2002, 9:00 a.m. PDT

TO THE STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of VantageMed Corporation will be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742, on Wednesday, June 19, 2002, at 9:00 a.m. PDT.

(1)
To elect one Class III director to hold office for a three-year term and until his successor is elected and qualified;

(2)
To ratify the appointment of Grant Thornton LLP, as independent public auditors of the Company for the fiscal year ended December 31, 2002;

(3)
To transact such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record on the books of the Company as of May 1, 2002 will be entitled to vote at the meeting and any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE
REPRESENTED AT THE MEETING.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: May 24, 2002
Rancho Cordova, California

By Order of the Board of Directors

Gregory B. Hill Corporate Secretary

VANTAGEMED CORPORATION
3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

        The enclosed proxy is solicited by the Board of Directors (the "Board") of VantageMed Corporation ("VantageMed" or the "Company") to be used at the Annual Meeting of Stockholders on June 19, 2002 and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the foregoing notice. Only stockholders of record on the books of the Company as of 5:00 p.m., May 1, 2002 will be entitled to vote at the Annual Meeting. As of the close of business on May 1, 2002 there were outstanding 8,535,831 shares of Common Stock of the Company, entitled to one vote per share. The date of this Proxy Statement is May 24, 2002, the date this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders.

Solicitation and Voting of Proxies

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        On May 1, 2002, there were 8,535,831 shares of the Company's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Executive Officers of the Company

        The Board of Directors of the Company consists of five directors divided into three classes, with the term of office of each class ending in successive years. Class III, which now consists of recently-appointed David M. Philipp, will stand for election at this year's Annual Meeting.

        Class I, currently consisting of Peter Friedli and Richard M. Brooks, will stand for election at the 2003 Annual Meeting. Class II, currently consisting of John R. Stevens and one Board vacancy, will stand for election at the 2004 Annual Meeting. The Board is currently interviewing prospective candidates to fill the Class II vacancy created by Mr. Seiler's recent resignation as discussed below.

        The executive officers and directors of the Company and their ages as of May 15, 2002 are as follows:

Name	Age	Position
Richard M. Brooks	48	Chief Executive Officer and Chairman of the Board
Peter Friedli	48	Director
John R. Stevens	81	Director
Gregory B. Hill	34	Senior Vice President—Chief Financial Officer
Gregory F. Vap	49	Senior Vice President—Operations
David M. Philipp	39	Director

        Messrs. James L. Seiler and Joel M. Harris recently resigned as officers and directors of the Company. Mr. Seiler resigned as Chief Executive Officer on April 19, 2002 and as a director on May 6, 2002. Mr. Harris resigned as President and director on May 13, 2002. David M. Philipp was appointed by the Board to serve as a director on May 13, 2002 to fill the vacancy created by the resignation of Mr. Harris.

        Richard M. Brooks was appointed to serve as Chief Executive Officer on April 19, 2002. Mr. Brooks has served as a director of VantageMed Corporation since March 2001. He was elected unanimously by the Board of Directors to serve out the three-year term of former director Richard W. Pendleton who resigned from the Board of Directors in November 2000. He was also elected to the Compensation and Audit Committee of the Board of Directors, but resigned from those positions upon being appointed Chief Executive Officer. On May 13, 2002, Mr. Brooks was appointed Chairman of the Company's Board of Directors. Recently, Mr. Brooks served as a managing member of Brooks and Donde LLC, a financial and information technology company. From June 1998 to June 2001, Mr. Brooks served on the Board of Directors of NetStream, Inc., a communications and IT managed services company which he co-founded. In addition to serving on the board of NetStream, Mr. Brooks has been Treasurer since May 2000 and served as the Chief Financial Officer through May 2000. Mr. Brooks served as CFO and Board Director of All Star Telecom, a telecommunications company, from March 1998 to May 1999. From September 1997 to February 1998, Mr. Brooks provided financial consulting services to a software company and life insurance company. From January 1995 to August 1997, Mr. Brooks served as Senior Vice President and Chief Financial Officer of Physicians Clinical Laboratory, a publicly traded medical reference laboratory. Mr. Brooks received a Bachelor of Science degree in Business Administration from Oregon State University. He is a certified public accountant.

        Peter Friedli has served as director of VantageMed since September 1999. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli has over a decade of experience as an independent investment manager for venture capital and has managed various venture investment companies in the U.S. Mr. Friedli also serves on the Board of e-centives, Inc., a public company.

        John R. Stevens has served as a director of VantageMed since May 1997. Since 1987, Mr. Stevens has served as the Chairman of the Board of eStellarNet, Inc., a company he founded. eStellarNet, Inc. is an internet-hub connectivity company serving the property and casualty insurance industry. Mr. Stevens received a Bachelor of Science degree in Military Science from the University of Maryland.

        Gregory B. Hill became the Company's Senior Vice President and Chief Financial Officer on April 8, 2002. Prior to joining VantageMed, Mr. Hill served as Chief Financial Officer and V.P. of Finance for International FiberCom, Inc. from October 1999 through October 2001. Prior to joining International FiberCom, Inc., Mr. Hill served as the Chief Financial Officer for All Star Telecom, Inc. from May 1999 through September 1999 and previously as Controller of All Star Telecom, Inc. from June 1998 through April 1999. From January 1992 through June 1998, Mr. Hill served in the Technology Industry Group of Price Waterhouse LLP providing audit and business advisory services. Mr. Hill is a certified public accountant and received a Bachelor of Science degree in Business Administration from California State University, Sacramento.

        Gregory F. Vap has served as the Company's Senior Vice President—Operations since December 1998 and served as Senior Vice President from April 1998 through December 1998. Prior to joining the Company, Mr. Vap founded Healthcare Information Systems Inc., a provider of medical practice management products, and served as President and Chief Executive Officer from 1984 until the Company's acquisition of Healthcare Information Systems in April 1998. Mr. Vap received a Bachelor of Science degree in Electronic Engineering from the Missouri Institute of Technology.

        David M. Philipp was appointed to the Board of Directors on May 13, 2002. Mr. Philipp has more than 15 years of financial management experience in several industries, including technology, financial services and retail. He is currently Chief Financial Officer for Mother Lode Holding Company, a real estate information and mortgage services company with national holdings in title insurance agency, title insurance underwriting, real estate exchange compliance, and post-close mortgage processing. Prior to joining Mother Lode, Mr. Philipp provided financial management and investment banking services to emerging technology companies and was the Chief Financial Officer (CFO) of a supply-chain technology company from 1999 to 2001. From 1992 to 1999, Philipp served as Executive Vice President, CFO and Secretary of First Financial Bancorp (FLLC), a publicly held bank holding company headquartered in Central California. He has been a member of the Board of Directors of First Financial Bancorp since 1999 and is currently the Vice-Chairman of the Audit Committee and the Compensation Committee. He is a Certified Public Accountant and holds a B.S. degree in Business Administration from California State University, Sacramento.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of May 1, 2002, except as noted in the footnotes below, by:

  •
  all persons who are beneficial owners of 5% or more of the Company's common stock;

  •
  each of the Company's directors and director-nominees;

  •
  the Company's Chief Executive Officer and the three other most highly compensated executive officers as of the end of the most recently completed fiscal year (the "Named Executive Officers"); and

  •
  all directors and executive officers of the Company as a group.

        The number of shares of Common Stock beneficially owned and the percentage of shares beneficially owned are based on 8,535,831 shares of common stock outstanding as of May 1, 2002.

Name and Address(1)	Number of Shares	Percent Beneficially Owned(2)
Peter Friedli(3)	1,147,761	13.4%
QuadraMed Corporation 1003 W. Cutting Blvd., Ste. 2 Richmond, CA 94804	599,425	7.0%
Venturetec, Inc.(4) c/o Friedli Corporate Finance Freigustrasse #5 8002 Zurich, Switzerland	835,690	9.8%
James L. Seiler(5)	276,727	3.2%
Gregory F. Vap(6)	225,135	2.6%
Joel M. Harris(7)	210,008	2.5%
John R. Stevens(8)	36,666	*
Richard M. Brooks(9)	12,775	*
Anne H. Long(10)	3,926	*
Executive officers and directors as a group (7 persons)	1,912,998	22.4%

*
Less than 1%

(1)
Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after May 1, 2002, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Includes: (i) 43,333 shares issuable upon the exercise of warrants; (ii) 835,690 shares issued to Venturetec, Inc. for whom Peter Friedli serves as President; (iii) 132,057 held by Pine, Inc. for whom Mr. Friedli is a control person; (iv) 75,000 held by Joyce, Ltd. for whom Mr. Friedli is a control person; and (v) 61,681 shares underlying options granted to Mr. Friedli, which are exercisable within 60 days of May 1, 2002.

(4)
Peter Friedli, a director of VantageMed, is President of Venturetec, Inc. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(5)
Includes 234,784 shares underlying options granted to Mr. Seiler, which are exercisable within 60 days of May 1, 2002. As indicated above, Mr. Seiler is no longer an executive officer or director of the Company.

(6)
Includes 12,361 shares underlying options granted to Mr. Vap, which are exercisable within 60 days of May 1, 2002.

(7)
Includes 60,008 shares underlying options granted to Mr. Harris, which are exercisable within 60 days of May 1, 2002. As indicated above, Mr. Harris is no longer an executive officer or director of the Company.

(8)
Includes 20,000 shares underlying options granted to Mr. Stevens, which are exercisable within 60 days of May 1, 2002.

(9)
Includes 12,775 shares underlying options granted to Mr. Brooks, which are exercisable within 60 days of May 1, 2002.

(10)
Includes 3,926 shares underlying options granted to Ms. Long, which are exercisable within 60 days of May 1, 2002.

Additional Information Concerning the Board of Directors

Committees of the Board of Directors

        The Company has the following special committees of the Board of Directors:

        Executive Committee.    The Executive Committee is empowered to exercise all authority of the Board of Directors except as limited by the Delaware General Corporation Law. Under Delaware law, an executive committee may not approve, adopt or recommend to stockholders actions required by Delaware law to be approved by stockholders, or adopt, amend or repeal any bylaw of the corporation. Both seats on the Executive Committee are currently vacant. The Board of Directors anticipates filling the two vacancies as soon as possible.

        Compensation Committee.    The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for executive officers. The Compensation Committee also administers and establishes the terms and conditions of all stock options granted under the 1998 Plan. The Compensation Committee currently consists of Peter Friedli, John R. Stevens and Richard M. Brooks. Because Mr. Brooks is now serving as the Company's Chief Executive Officer, he intends to resign from the Compensation Committee. The Board will name his replacement as soon as possible.

        Audit Committee.    The Audit Committee is primarily responsible for approving the services performed by the Company's independent public auditors, reviewing with the independent public auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the provisions of non-audit services performed by our auditors. The Audit Committee consists of Peter Friedli, John R. Stevens and Richard M. Brooks. Mr. Friedli and Mr. Stevens are both independent under NASD Rule 4200. Mr. Brooks was formerly independent under NASD Rule 4200, but because he was named Chief Executive Officer on April 20, 2002, he is no longer considered independent as of that date. It is anticipated that David M. Philipp will be named by the Board as Audit Committee Chairman to replace Mr. Brooks.

Audit Committee Report

        The Audit Committee of the Company's Board of Directors consists of three directors and operates pursuant to a written charter adopted by the Board. A copy of the charter is attached to this Proxy Statement as Appendix A. As noted above, the role of the Audit Committee is to assist the Board of Directors in its oversight of VantageMed's financial reporting process. Management is primarily responsible for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. As set forth in the Committee's charter, the Audit Committee has the responsibility to monitor and oversee these processes. The Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect (communication with Audit Committees). The Committee has met with the Company's independent auditors, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting. The Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

        Based upon the review and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in VantageMed's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC.

Audit Committee:    Peter Friedli, John R. Stevens and Richard M. Brooks

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2001, the Board of Directors of the Company held four meetings. During that period the Executive Committee and Compensation Committee of the Board met as part of the Board Meetings. The Audit Committee of the Board held four meetings during the year 2001. The Company has no standing Nominating Committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served that were held during that period.

Director Compensation

        The members of the Board of Directors currently do not receive cash compensation for their services as directors. During 2001, members of the Board of Directors were each granted options to purchase 20,000 shares of Common Stock under the Company's 1998 Stock Option Plan. The options were granted on March 20, 2001 with an exercise price of $1.00 per share, which equaled the fair value on the date of grant. The options vest over periods ranging from one to two years, depending on the director and length of service on the Board, with 50% of each option grant vesting on the grant date.

Legal Proceedings

        The Company and certain of its officers and directors have been named as defendants in lawsuits alleging violations of the federal securities laws. The first of these lawsuits was filed on March 13, 2000, in the United States District Court for the Easter District of California in Sacramento. This action and several additional, similar actions were consolidated by the court into a single action entitled Zinno v. VantageMed Corporation, et al., No. CIV.S-00-0523 MLS DAD. The lawsuit alleges claims under the Securities Act of 1933 in connection with the Company's February 15, 2000 initial public offering ("IPO"). Plaintiffs purport to represent a class of all persons who purchased the Company's Common

Stock pursuant to its February 15, 2000 IPO. The Plaintiffs allege that the prospectus pursuant to which the IPO was effected contained materially false and misleading statements and it did not state that the Company would be delayed in introducing a new version of its RidgeMark product, and did not state that sales of its eMCee® product would be lower than expected. Plaintiffs have also named the Company's underwriters, J.C. Bradford and Advest, Inc., and the Company's prior accountants, Arthur Andersen LLP, as defendants.

        A settlement in principle was reached on December 6, 2001, subject to approval by the Court. A hearing to approve the settlement is scheduled for July 18, 2002. The Company believes the lawsuit is completely without merit, but entered into the settlement agreement solely to avoid further costs, uncertainties and distractions caused by the litigation. Under the terms of the proposed settlement, all claims against the Company and all other defendants will be dismissed without admission of liability or wrongdoing. The shareholder class will receive a cash payment of $2.5 million, out of which the court will be asked to award attorneys' fees to class counsel. The Company recorded a $1.3 million charge to operations in fourth quarter of 2001 to reflect its portion of the cost of settlement. The Company expects Court approval of the settlement to occur during the third quarter of 2002.

Required Vote

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee, David M. Philipp, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of the nominee should, for any reason, be withdrawn, the proxy holders will vote in favor of the substituted nominee, if any, as shall be designated by the proxy holders The Board of Directors has no reason to believe that the person named will be unable or unwilling to serve as a nominee or as a director if elected.

        If a quorum is present and voting, the nominee receiving the highest number of votes will be elected as director at the Annual Meeting to serve until the next Annual Meeting and until his successor is elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present, but will have no effect on the election of directors.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED ABOVE.

Executive Compensation

        The following table sets forth the total compensation paid or accrued by the Company for the fiscal year ended December 31, 1999, 2000, and 2001 for each of the Named Executive Officers:

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Securities Underlying Options Granted(#)
Name and Principal Positions						All Other Compensation
	Year	Salary		Bonus
James L. Seiler(1) Chief Executive Officer and Chairman of the Board	1999 2000 2001	$50,000 120,000 130,471	(2) (4)	$2,000 — —	100,000 125,000 170,000	$	— 38,533 —	(3)
Joel M. Harris(5) President, Chief Financial Officer and Director	1999 2000 2001	120,000 120,000 126,667	(6) (7)	3,000 — —	— 25,000 120,000		— — —
Anne H. Long Chief Accounting Officer	2001	102,500	(8)	—	32,500		—
Gregory F. Vap Senior Vice President—Operations	1999 2000 2001	125,000 125,000 125,000	(9)	2,083 — —	— 20,000 —		— — —

(1)
As indicated above, Mr. Seiler resigned as Chief Executive Officer effective April 19, 2002. He was replaced by Richard M. Brooks. Mr. Seiler resigned as a director on May 6, 2002.

(2)
Mr. Seiler became Chief Executive Officer as of August 6, 1999. On an annual basis, his salary for 1999 would have been $120,000. Includes $10,000 of compensation deferred until 2000 at the election of Mr. Seiler.

(3)
Represents compensation income on the exercise of certain nonqualified stock options and is equal to the fair market value of the purchased shares of the option exercise, less the exercise price paid for such shares.

(4)
Includes $6,667 of compensation deferred until 2002 at the election of Mr. Seiler.

(5)
As indicated above, Mr. Harris resigned as President and director effective May 13, 2002. He resigned as Chief Financial Officer effective April 3, 2002.

(6)
Mr. Harris served as the Company's Chief Executive Officer until August 5, 1999. Includes $15,000 of compensation deferred until 2000 at the election of Mr. Harris.

(7)
Includes $6,667 of compensation deferred until 2002 at the election of Mr. Harris.

(8)
Ms. Long became Chief Accounting Officer on October 11, 2001. On an annual basis, her salary for 2001 would have been $112,000. On April 26, 2002, Ms. Long resigned as Chief Accounting Officer and became Corporate Controller. She was replaced as Chief Accounting Officer by Gregory B. Hill.

(9)
Includes $10,417 of compensation deferred until 2000 at the election of Mr. Vap.

        All bonuses shown in the above table represent obligated amounts equal to 20% of the salary deferments. These deferred salary and bonus amounts were repaid from the proceeds of the Company's IPO completed in February 2000.

Option Grants in Fiscal Years 1999, 2000 and 2001

        The following table sets forth option grants for the years ended December 31, 1999, 2000 and 2001 to each of the Named Executive Officers who received options:

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Percent of Total Options Granted to Employees in Fiscal Year
Name	Fiscal Year End	Number of Shares Underlying Options Granted		Exercise Price	Expiration Date
						5%	10%
James L. Seiler(1)	1999	100,000	40%	$11.10	8/06/09	$698,073	$1,769,054
	2000	25,000	5%	$1.75	5/23/10	$71,264	$113,476
	2000	100,000	20%	$2.88	7/21/10	$469,122	$746,998
	2001	70,000	16%	$1.00	3/20/11	$114,023	$181,562
	2001	100,000	23%	$0.92	9/18/11	$149,858	$238,624
Joel M. Harris(1)	2000	25,000	5%	$1.75	5/23/10	$71,264	$113,476
	2001	20,000	5%	$1.00	3/20/11	$32,578	$51,875
	2001	100,000	23%	$0.92	9/18/11	$149,858	$238,624
Anne H. Long	2001	2,500	1%	$1.00	3/20/11	$4,072	$6,484
	2001	30,000	7%	$0.92	9/18/11	$44,957	$71,587
Gregory F. Vap	2000	20,000	4%	$1.75	5/23/10	$57,011	$90,781

        Both Mr. Seiler and Mr. Harris have 90 days from the date of resignation as an employee or as a director to exercise their vested (exercisable) options for common shares.

        The percentages listed in the "Percent of Total Options Granted to Employees in Fiscal Year" column in the above table are based on an aggregate of 249,000, 510,000 and 430,000 options granted to employees and directors during 1999, 2000 and 2001, respectively.

        The exercise price per share of each option shown in the above table for 1999 was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors after consideration of a number of factors, including, but not limited to, the Company's financial performance, market conditions, and the price and preferred rights and privileges of shares of equity securities sold to or purchased by outside investors. The fair market value exercise price per share of each option shown in the above table for 2000 and 2001 was based upon the closing price of the Company's Common Stock on the grant date.

        The potential realizable values shown in the above table were calculated based on the term of each option at its time of grant, which is ten years. These values are calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These assumed annual compound rates of stock price appreciation do not represent our estimated or projection of future Common Stock prices.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year End 2001 Option Values

        The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2001 with respect to the Named Executive Officers. No options or stock appreciation rights were exercised by any Named Executive Officers during 2001, and no stock appreciation rights were outstanding on December 31, 2001

	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Seiler(2)	187,741	222,313	$397	$3,603
Joel M. Harris(2)	40,789	104,211	$397	$3,603
Anne H. Long	2,598	35,235	$—	$1,200
Gregory Vap	8,154	11,846	$—	$—

(1)
Based upon the closing price of the Common Stock on December 31, 2001 of $0.96 less the exercise price per share.

(2)
Both Mr. Seiler and Mr. Harris have 90 days from the date of resignation as an employee or as a director to exercise their vested (exercisable) options for common shares.

Employment and Change-In-Control Agreements

        James L. Seiler.    The Company entered into an employment agreement with James L. Seiler pursuant to which he was employed as Chief Executive Officer. The initial term of this employment agreement was set to expire on August 1, 2002. Under the terms of the employment agreement, Mr. Seiler was paid a monthly base salary of $10,000, subject to increases as authorized by the Board of Directors and subject to any company-wide compensation cap then in place. On September 18, 2001, the agreement was amended, increasing Mr. Seiler's base annual compensation to $160,000 effective November 1, 2001. Mr. Seiler voluntarily elected to defer the payment of the salary increase until 2002. The employment agreement with Mr. Seiler could be terminated at any time by mutual agreement, upon 100 days written notice on the part of Mr. Seiler, or immediately for cause.

        Effective April 19, 2002, Mr. Seiler resigned as Chief Executive Officer. Under the terms of his separation agreement, Mr. Seiler was paid a total of $161,037, which included deferred compensation and accrued vacation. On May 6, 2002, Mr. Seiler resigned from the Board of Directors.

        Joel M. Harris.    The Company entered into an employment agreement with Joel M. Harris pursuant to which he was employed as President. The initial term of this employment agreement was set to expire on August 1, 2002. Under the terms of the employment agreement, Mr. Harris was paid a monthly base salary of $10,000, subject to increases as authorized by the Board of Directors and subject to any company-wide compensation cap then in place. On September 18, 2001, the agreement was amended, increasing Mr. Harris's base annual compensation to $160,000 effective November 1, 2001. Mr. Harris voluntarily elected to defer the payment of the salary increase until 2002. The employment agreement with Mr. Harris could be terminated at any time by mutual agreement, upon 100 days written notice on the part of Mr. Harris, or immediately for cause.

        Effective May 13, 2002, Mr. Harris resigned as President and director. Under the terms of his separation agreement, Mr. Harris will be paid a total of $152,325, which includes deferred compensation and accrued vacation, and will be provided continuing health coverage, up to a maximum of $24,000 in total premium costs. Mr. Harris may continue to provide consulting services to the Company through June 30, 2002 to assist us in transition at a rate of $80 per hour, up to $10,000 per month.

        Richard M. Brooks.    The Company anticipates entering into an employment agreement with Mr. Brooks shortly.

        Gregory B. Hill.    The Company has entered into an agreement with Mr. Hill pursuant to which the Company has agreed to provide six-months severance benefits if within the first six months of employment there is (i) a change of control event and his position is eliminated, or (ii) there is a material change in duties and responsibilities which thereby terminates employment. After the first six months, the severance benefits decrease to three months.

Certain Relationships and Related Transactions

        In October 1999, the Company borrowed $3.0 million through Friedli Corporate Finance at an interest rate of 6%. Peter Friedli assisted the Company in securing this loan. In connection with the borrowing of these funds the Company issued a secured convertible promissory note which requires the repayment of the principal sum of $3.0 million, plus interest at an annual rate of 6%, by July 1, 2000. The outstanding principal and any accrued interest on this note automatically converted into 510,685 shares of our common stock at a conversion ratio equal to 50% of the initial price of shares of common stock sold in the IPO. A $240,000 cash fee was paid in connection with this loan. In addition, the Company issued a convertible promissory note in the principal amount of $180,000, due and payable on October 6, 2002. No interest accrues or is due on this note. The $180,000 was converted into 16,214 shares of common stock in December 1999. In connection with the $3.0 million loan, the Company issued a warrant to purchase 13,333 shares of its common stock at an exercise price equal to 60% of the initial price of shares of the common stock as sold in the IPO. This warrant became exercisable at the completion of the IPO and terminates on October 6, 2002.

        The Company has entered into a consulting agreement with Friedli Corporate Finance pursuant to which the Company agreed to pay Friedli Corporate Finance a $2,000 per month consulting fee and to take action to support the election of Peter Friedli, the principal of Friedli Corporate Finance, to the Board of Directors. In exchange, Friedli Corporate Finance provides the Company with financial consulting services. The Company charges the cost of the consulting arrangement to expense as the services are used. This consulting agreement terminates on July 31, 2002 or upon 30 days written notice by either party. If the Company terminates the consulting agreement without cause, the Company must immediately pay Friedli Corporate Finance the full balance, through July 31, 2002, owed under the consulting agreement.

        On May 13, 2002, the Company entered into a consulting agreement with Joel M. Harris in connection with his resignation as President and director of the Company. Under the terms of the consulting agreement, the Company will pay Mr. Harris $80 per hour for consulting services, up to $10,000 per month. The agreement terminates on June 30, 2002.

Board Compensation Committee Report on Executive Compensation

General Compensation Philosophy

        The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of VantageMed, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. VantageMed's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VantageMed to attract, motivate, reward and retain key executives and employees. Each executive officer's compensation package may, in one or more years, be comprised of the following three elements: (i) base salary that is designed primarily to be competitive with base salary levels in effect at market area that are of comparable size to VantageMed and with which VantageMed competes for executive personnel; (ii) annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and VantageMed stockholders. The Board Compensation Committee formally met on September 18, 2001. In applying the compensation philosophy, the Committee approved the salary increase for both James Seiler and Joel Harris from their current salary to $160,000 per year. Additionally, Greg Vap's salary was increased from his current salary to $140,000 per year, subject to the Company generating positive quarterly net earnings after adding back depreciation and amortization. Additionally, stock options were awarded to the executive officers in the amounts set forth under "Director and Executive Officer Compensation."

Executive Compensation

        Base salary for all executive officers and all other forms of compensation will be administered in accordance with the general compensation philosophy.

Chief Executive Officer Compensation

        Our Chief Executive Officer's base salary and all other forms of compensation will be administered in accordance with the general compensation philosophy subject only to provisions in applicable employment contracts. See "Employment and Change-In-Control Agreements."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

        Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except for Mr. Brooks and Ms. Long, who were delinquent in filing Forms 3 with the SEC which were due March 30, 2001 and October 22, 2001, respectively, and Mr. Legate who was delinquent in filing Form 4 with the SEC which was due May 10, 2001 related to the acquisition of beneficial ownership of shares through marriage.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Action will be taken at the Annual Meeting with respect to the ratification of the appointment of independent public auditors for the Company for the fiscal year ended December 31, 2002. The Board of Directors has, subject to such ratification, selected Grant Thornton LLP. Grant Thonrton LLP has audited VantageMed's financial statements for the year ended December 31, 2001. Previously, Arthur Andersen LLP had audited VantageMed's financial statements for the years ended December 31, 1997, 1998, 1999 and 2000.

        On February 8, 2002, Arthur Andersen LLP ("Andersen") resigned as independent auditors for the Company. The decision to accept the resignation of Andersen and to seek new accountants was approved by both the Audit Committee of the Company and its Board of Directors.

        Andersen stated that the reason for its resignation was that it was unable to continue to rely on management's representations on certain issues concerning the financial statements because of a disagreement between Andersen and the Company as to whether certain information concerning the funding of the sale of the Company's dental care business had been timely provided to Andersen. The

Company sold its dental business to a third party in the quarter ended September 30, 2001. The Company had recognized $30,000 of revenue previously deferred and a $391,000 gain in connection with the sale of the dental business, which was credited to selling, general and administrative expenses, in its third quarter Form 10-Q. The third party purchaser of the Company's dental business subsequently defaulted under the terms of the sale and the Company has retaken possession of the dental business assets and operations. Andersen advised the Company's Audit Committee that the third quarter financial statements for the period ending September 30, 2001 should be restated. In addition, Andersen stated that it believed the Company had a material weakness in internal controls related to the Company's current lack of a chief financial officer with the appropriate knowledge, experience, and background at a publicly traded entity.

        Our Audit Committee, with the assistance of outside counsel, has conducted and completed an internal investigation related to the issues raised by Andersen in its resignation as our independent auditors, including the accounting treatment of the sale of our dental business. The investigation found no evidence of manipulation on the part of VantageMed or its management, but determined that the issues raised by Andersen were the result of inadequate internal controls. As a result of the investigation, we have instituted certain measures to improve internal controls, and have determined to reverse the gain from the sale of our dental business and restate our financial statements for the third quarter period ending September 30, 2001.

        On April 3, 2002, VantageMed Corporation and Grant Thornton LLP entered into an engagement letter whereby Grant Thornton agreed to serve as our new independent auditors. Prior to engaging Grant Thornton, neither we, nor anyone on our behalf, consulted Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by Grant Thornton on our financial statements. In addition, apart from the disclosure as to the mere fact of the resignation of Andersen, neither we, nor anyone on our behalf, consulted Grant Thornton regarding our previous disagreement with Andersen or the resignation of Andersen.

        A representative of Grant Thonrton LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

        Set forth below is information relating to the aggregate Grant Thornton LLP fees for professional services rendered for the fiscal year ended December 31, 2001.

Audit Fees

        The aggregate Grant Thornton LLP fees for all professional services rendered in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2001, and for the review of the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q as amended for September 30, 2001, were $189,900.

All Other Fees

        There were no other professional fees paid or owed to Grant Thornton LLP for professional services rendered to us, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001.

        The Audit Committee reviews summaries of the services provided by Grant Thornton LLP and the related fees and has determined that all non-audit services are independent of management.

Required Vote

        The ratification of the appointment of Grant Thornton LLP as the Company's independent public auditors requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        Proposals of stockholders intended to be presented at the next Annual Meeting of the stockholders of the Company must be received by the Company at its offices at VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670 no later than February 19, 2003, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

OTHER MATTERS

        Management does not know of any matters to be presented at the 2002 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 2002 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Dated: May 24, 2002

By Order of the Board of Directors

Gregory B. Hill Corporate Secretary

Appendix A

VantageMed Corporation
Audit Committee Charter

        The audit committee of VantageMed Corporation, a publicly traded corporation whose shares are traded on the NASDAQ stock exchange, does hereby approve and ratify the following charter showing the scope of the audit committee's responsibilities, the membership requirements of the committee, the background and experience each committee member must possess, as well as those who cannot serve as an audit committee member.

        Effective on or before June 14, 2001, the audit committee of VantageMed Corporation will be comprised of the following:

        The committee will be comprised of a minimum of three members.

        The committee will only be made of independent directors.

        All independent directors must be able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement.

        One of the independent directors must have prior employment experience in finance or accounting, requisite professional certification in accounting, or some other form of comparable experience or background, including a current or former position as a chief executive officer or chief financial officer, or other senior officer in an organization whose financial responsibilities include financial oversight.

        In certain exceptional and limited situations, a non-independent director can serve on the audit committee, and under such circumstance the board of directors must determine that having a non-independent director serve on the audit committee is in the best interests of the corporation and its shareholders, and that the board of directors fully discloses said reasons for this determination in the company's subsequent proxy statement. However, under no circumstances can this non-independent director be a current employee or officer, or any immediate family member of any current employee or officer.

        In order to determine independence, no individual will be able to serve on the audit committee if any of the following apply:

        The individual has been employed by the corporation or its affiliates at any time during the last three years.

        The individual has accepted any form of compensation from the corporation or its affiliates in excess of $60,000 during the prior fiscal year. These amounts exclude fees for services as a director, retirement plan benefits, or non-discretionary compensation.

        The individual has served and been employed as an executive of another entity where any of the corporation's executives serve on that respective entity's compensation committee.

        The individual has been a partner, controlling shareholder, or an executive officer of any for-profit business to which the corporation made, or from which it received, payments that exceed five percent of the corporation's consolidated gross revenues for that respective year, or $200,000, whichever is higher, in any of the past three fiscal years. These payments exclude those which arise solely from investments in the corporation's securities.

VANTAGEMED CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 19, 2002 9:00 A.M.
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard M. Brooks, Gregory B. Hill and Anne H. Long, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in VantageMed Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California on June 19, 2002, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 24, 2002 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

/x/	Please mark votes as in this example

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
1. To elect the			2. To ratify the appointment
following	/ /	/ /	of Grant Thornton LLP,	/ /	/ /	/ /
person as			as independent public
Class II director to hold office for a			auditors for the Company
three-year term and until his respective			for the fiscal year ending
successor is elected and qualified:			December 31, 2002.

Nominees:
David M. Philipp
			MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /
			MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	/ /
Please print the following:
Name: Address: Telephone:
		Date:	Number of shares:
Signature	Signature
Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.			WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

QuickLinks

PROPOSAL 1. ELECTION OF DIRECTORS
Audit Committee Report
Summary Compensation Table
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
OTHER MATTERS
  Appendix A
VantageMed Corporation Audit Committee Charter